Exhibit 99.1

TECHNOLOGY RESEARCH CORPORATION’S PRESIDENT
AND CEO RESIGNS FROM COMPANY

CLEARWATER, FLORIDA, August 2, 2005 - Technology Research Corporation (TRC), (NASDAQ-TRCI), today announced that its Board of Directors had accepted the resignation of Jerry T. Kendall, the Company’s President and Chief Executive Officer and a board member, from all Company positions held by him, effective at the close of business on August 1, 2005.

The Board of Directors further announced that Chairman Robert S. Wiggins has agreed to reassume the duties of CEO and President until such time as a new Chief Executive Officer has been hired.

Technology Research Corporation designs, manufactures and markets electrical safety products that save lives, protect people from serious injury from electrical shock and prevent electrical fires in the home and workplace. These products have worldwide application. The Company also supplies power monitoring and control equipment to the United States Military and its prime contractors.

“Safe Harbor” Statement: Certain statements made in this press release are forward looking in nature and, accordingly, are subject to risks and uncertainties. The actual results may differ materially from those described or contemplated.

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